EXHIBIT 23.1
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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form F-3) of SimPlayer.com for the registration of 4,648,619 shares of its ordinary shares and to the incorporation by reference therein of our report dated February 15, 2000, with respect to the consolidated financial statements of SimPlayer.com included by reference in its Annual Report (Form 20-F) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.





Tel Aviv, Israel                               /s/ Kost, Forer and Gabbay
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April 25, 2000                                   KOST, FORER and GABBAY
                                         Certified Public Accountants (Israel)
                                        A member of Ernst & Young International